UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2021

AIADVERTISING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

321 Sixth Street San Antonio, TX	78215
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 29, 2021, AiAdvertising, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Bountiful Capital, LLC, a Nevada limited liability company (“Bountiful Capital”). Pursuant to the Exchange Agreement, the Company extinguished the principal amount of $683,100, plus accrued interest of $140,295, on an unsecured promissory note issued to Bountiful Capital on February 27, 2021 (the “Note”), by repaying $428,652 in cash and issuing 26,316,264 shares of common stock of the Company (the “Shares”) in full satisfaction of the Note.

The Shares above were issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, since, among other things, the transactions did not involve a public offering of the securities.

The foregoing description of the Exchange Agreement is only a summary and is qualified in its entirety by reference to the full text of the Exchange Agreement attached as Exhibit 10.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities

See disclosure under Item 1.01 above.

Item 9.01 Exhibits

Exhibit No.	Description

10.1	Exchange Agreement dated November 29, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIADVERTISING, INC.

Date: December 3, 2021	By:	/s/ Andrew Van Noy
	Name:	Andrew Van Noy
	Title:	Chief Executive Officer

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